Exhibit 99.3

IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA

(HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)

WADE TUCKER, derivatively for the Benefit of and on behalf of the Nominal Defendant HealthSouth Corporation, Plaintiff, v. RICHARD M. SCRUSHY, et al., Defendants.	) ) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO: CV-02-5212
UBS SECURITIES LLC, Counterclaim Plaintiff, v. HEALTHSOUTH CORPORATION, Counterclaim Defendant.

  SETTLEMENT AGREEMENT AND STIPULATION REGARDING FEES

This Settlement Agreement and Stipulation is entered into by and among Wade Tucker, Tucker’s counsel, and HealthSouth Corporation on this 13th day of January 2009.

RECITALS

WHEREAS, after six years of hard-fought litigation, derivative plaintiffs (“Tucker”) and HealthSouth Corporation have settled all claims against defendant UBS Securities LLC (“UBS”) in exchange for: (1) payment of One Hundred Million Dollars ($100,000,000) in cash to nominal defendant HealthSouth Corporation (“HealthSouth”) (2) release of a judgment, which was on appeal at the time of the settlement, of Thirty Three Million Dollars ($33,000,000) that UBS’s parent company, UBS AG, had obtained against HealthSouth; and (3) release by UBS of the counterclaims that UBS asserted against HealthSouth (collectively, “UBS Settlement”);

WHEREAS, after an agreement and stipulation for the UBS Settlement was preliminarily approved by the Court on November 12, 2008, subject to a hearing scheduled for January 12, 2009, plaintiffs’ counsel petitioned for fees and expenses, requesting 30% of $133 million, plus expenses later stated to be $1,239,375.93, and HealthSouth opposed the requested fee award and filed objections on January 2, 2009;

WHEREAS, several derivative claims remain in this suit, including (a) claims that this Court has referred to arbitration against defendant Ernst & Young, LLP (“E&Y”); (b) claims against Richard M. Scrushy (“Scrushy”);  (c) claims against defendants Michael C. Martin and other defendants who have pled guilty to various crimes concerning the accounting fraud affecting HealthSouth’s financial statements (the “Pleading Defendants”); and (d) claims against Capstone Capital Corporation (“Capstone”).  (The claims against Capstone are the subject of separate settlement efforts and proposed attorneys fees and are not included in this Settlement Agreement and Stipulation.)  These claims have survived various dispositive motions;

WHEREAS, it is in the best interests of the parties to this derivative suit, as well as to the Court, that future fee disputes be avoided to the extent permitted by law; and

WHEREAS, much of the current fee dispute arises from contentions as to whether HealthSouth should be entitled to discount Tucker’s fee because HealthSouth’s own lawyers have contributed materially to the effort and outcome.  The Settlement Agreement and Stipulation set forth herein makes this issue irrelevant in the future so that the Tucker lawyers and the HealthSouth lawyers may make common cause without having to be concerned about the amount of work the other is doing or claiming to do.  Avoiding such positioning as to who is more “relevant” and whose work is more important is of enormous benefit to the resolution of these derivative claims as well as to the management of this case.

NOW THEREFORE, HealthSouth, Tucker, and Tucker’s counsel agree as follows to the fee awards for the UBS Settlement and remaining claims pending in this action:

1.          With respect to the settlement of the UBS claims, and subject to the approval of the Court, Tucker’s counsel shall receive a fee equal to Twenty Five Million Dollars ($25,000,000.00) in attorneys’ fees, plus One Million Two Hundred Thirty Nine Thousand Three Hundred Seventy Five Dollars and Ninety Three cents ($1,239,375.93) in full satisfaction, of all unreimbursed expenses incurred up until January 12, 2009, for a total of Twenty Six Million Two Hundred Thirty Nine Thousand Three Hundred Seventy Five Dollars and Ninety Three Cents ($26,239,375.93), payable in accordance with paragraph 29 of Stipulation of Settlement executed November 12, 2008, from the settlement fund of $100,000,000.00 paid by or on behalf of UBS, plus 25% of the interest earned by HealthSouth on the settlement fund until the date of payment.

2.       With respect to any recovery against E&Y and subject to the approval of the Court, Tucker’s counsel shall receive a fee equal to 11% of any recovery (i.e., common fund created or benefit conferred) in arbitration or settlement, plus reasonable expenses attributable to the prosecution of Tucker’s claims, to the extent they can be paid out of any monetary recovery from E&Y and have not been previously recovered. Tucker’s counsel agrees not to petition for a fee above the said 11% of any recovery (i.e., common fund created or benefit conferred) and HealthSouth agrees that it consents to, and will not oppose, nor solicit any other party to oppose, a fee of the said 11% of any any recovery (i.e., common fund created or benefit conferred) from E&Y.  In this respect,

HealthSouth represents that efforts already expended by Tucker’s counsel merit an award of 11% to Tucker’s counsel, even if Tucker’s counsel does no further work on the claim. Nevertheless, Tucker’s counsel agrees that even if Tucker’s counsel does further work on the claim, they will not seek or be entitled to an award of more than 11%. Under no circumstances shall any alleged benefit conferred to HealthSouth as a result of the release, compromise or dismissal of E&Y’s claims against HealthSouth in the arbitration referred by Judge Horn, be considered for purposes of determining the fee to be paid to Tucker’s counsel.

3.         Except as provided below in subparagraphs 3(a), 3(b) and 3(c), with respect to any recovery on a judgment against Scrushy and subject to the approval of the Court, Tucker’s counsel shall receive a fee equal to 35% of any monetary recovery, actually collected, and reasonable expenses attributable to the prosecution of the Scrushy claims, to the extent they can be paid out of any monetary recovery from Scrushy and have not been previously recovered. Tucker’s counsel agrees not to petition for a fee above the said 35% of any net monetary recovery, actually collected, and HealthSouth agrees that it consents to, and will not oppose, or solicit any other party to oppose, a fee of the said 35% of any monetary recovery, actually collected, against Scrushy. In this respect, HealthSouth represents that efforts already expended for six years by Tucker’s counsel merit an award of 35% even if no further work was done and these claims were settled today. Nevertheless, Tucker’s counsel agrees that even if Tucker’s counsel does further work on the claims against Scrushy they will not seek or be entitled to an award of more than 35% of a net recovery.

(a)      The parties are aware that Scrushy has made claims against HealthSouth, and HealthSouth has made counterclaims against Scrushy, in an action currently pending in this Court, Scrushy v. HealthSouth, No. CV-05-7364. In the event Tucker obtains a judgment against Scrushy and Scrushy also obtains a judgment against HealthSouth, excluding a consent judgment, that offsets or recoups all or a portion of the judgment obtained by Tucker, Tucker’s counsel is entitled to a fee equal to 15% of the amount of the set-off or recoupment plus 35% of any portion of the judgment obtained by Tucker against Scrushy in excess of the set-off or recoupment to the extent such excess is actually collected.

(b)       In the event of the settlement of HealthSouth’s claims against Scrushy, including the derivative claims, either before or after entry of a judgment, and of Scrushy’s claims against HS, either before or after entry of a judgment, Tucker’s counsel will be entitled to a fee equal to the greater of $5,000,000 or 35% of the amount actually paid by Scrushy to HealthSouth. Tucker further agrees that he will not enter into a settlement with Scrushy without the approval of HealthSouth, and HealthSouth agrees it will not unreasonably withhold its approval of said settlement. Tucker acknowledges that it would not be unreasonable for HealthSouth to withhold its approval of any settlement that does not release and dismiss the claims Scrushy has asserted against HealthSouth.

(c)       Except as otherwise provided herein, under no circumstances shall any alleged benefit conferred to HealthSouth as a result of the release, compromise or dismissal of Scrushy’s claims against HealthSouth, be considered for purposes of determining the fee to be paid to Tucker’s counsel.

4.         With respect to any recovery against the Pleading Defendants and subject to the approval of the Court, Tucker’s counsel shall receive a fee equal to 35% of any monetary recovery, actually collected, as to the case-in-chief against the Pleading Defendants, plus expenses reasonably incurred in achieving such monetary recovery to the extent they can be paid out of any monetary recovery and have not been previously recovered.  Tucker’s counsel agrees not to petition for a fee above the said 35% of any monetary recovery, actually collected, and HealthSouth agrees that it consents to, and will not oppose, nor solicit any other party to oppose, a fee of the said 35% of any monetary recovery, actually collected, from the Pleading Defendants as to the case-in-chief.  In this respect, HealthSouth represents that efforts already expended by Tucker merit an award of 35% to Tucker’s counsel, even if Tucker’s counsel does no further work on the claim. Nevertheless, Tucker’s counsel agrees that even if Tucker’s counsel does further work on the claim, they will not seek or be entitled to an award of more than 35%.

5.         Tucker’s counsel believes that the fee they originally petitioned for in connection with the UBS Settlement is a fair fee and is in line with precedents and HealthSouth believes it is not. The parties represent that they would not have agreed to settle this fee dispute for the stipulated amount without the other party’s agreement to Paragraphs 2, 3, and 4, above.  Thus, the accord herein as to the fee percentages concerning the claims yet to be resolved (E&Y, Scrushy, the Pleading Defendants, if any) as set forth in Paragraphs 2, 3, and 4, above, are part of the consideration the parties have given and in exchange the parties’ stipulation as to the payment of fees and expenses for the UBS portion of the case.

6.         HealthSouth will not appeal, nor solicit any other party to appeal, any fee awarded to Tucker’s counsel except to the extent it exceeds the amounts agreed upon by the parties pursuant to this Settlement Agreement and Stipulation.

7.         Nothing in this Settlement Agreement and Stipulation amends, diminishes, or vitiates (a) this Court’s Order entered on or about December 30, 2004, referring the claims against E&Y to arbitration, which Order was affirmed by the Supreme Court of Alabama at Ernst & Young v. Tucker, 940 So.2d 269 (Ala. 2006), or (b) any other Order of this Court regarding case management of this suit, coordination, appointment of lead counsel, or resolution of various motions to substitute and realign.

8.         This Settlement Agreement and Stipulation does not rescind or replace the Joint Prosecution Agreement (“JPA”), dated August 24, 2006, or this Court’s Order of August 28, 2006, approving the JPA.  Both this Settlement Agreement and Stipulation and the JPA shall be read together to give both documents and their intent continuing effect.  To the extent that this Settlement Agreement and Stipulation supplements or conflicts with the JPA, then this Settlement Agreement and Stipulation shall take precedence over and shall supersede the JPA with respect thereto, but other terms and provisions of the JPA not in conflict with this Settlement Agreement and Stipulation shall have continuing enforceable effect.

9.         Tucker’s obligations under this Settlement Agreement and Stipulation Regarding Fees are conditioned on Ronald C. and Peggy McCoy (the ”McCoys”), or their counsel, making an explicit statement on the record that the McCoys withdraw all objections to (a) the Notice concerning the UBS Settlement, (b) the fees awarded Tucker concerning the UBS Settlement or contemplated to be awarded to Tucker concerning other claims and defendants under this Settlement Agreement and Stipulation, and (c) any fees previously awarded in Tucker v. Scrushy, et al.., Circuit Court of Jefferson County, AL, CV-02-5212.

AGREED TO AND STIPULATED THIS ____ day of January, 2009.  The signatories below represent that they have full authority to enter into this AGREEMENT AND STIPULATION on behalf of the parties they represent.

FOR TUCKER’S COUNSEL

By: /s/ John W. Haley_____________	Date: 13 Jan 09__________
John W. Haley, Esq

DERIVATIVE PLAINTIFF WADE TUCKER

___/s/ Wade C. Tucker_________	Date: _13 Jan 09____________
Wade Tucker

FOR HEALTHSOUTH CORPORATION

By: /s/ Julia Boaz Cooper	Date:	1/13/09
Its Counsel

This Court finds that this SETTLEMENT AGREEMENT AND STIPULATION REGARDING FEES is fair and reasonable to all parties and it is hereby APPROVED.

/s/ Allwin E. Horn III 1/13/09_

Allwin E. Horn III, Circuit Court Judge

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